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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2001
Date of Report (Date of earliest event reported)

APPLERA CORPORATION
(Exact Name of Registrant as Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4389 (Commission File No.)	06-1534213 (IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

    On November 16, 2001, following receipt of approval of the stockholders of Axys Pharmaceuticals, Inc., a Delaware corporation ("Axys"), Applera Corporation, a Delaware corporation ("Applera"), consummated the acquisition of Axys pursuant to the terms of the previously reported Agreement and Plan of Merger, dated as of June 12, 2001 (the "Merger Agreement"), among Applera, Axys and Angel Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Applera ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub merged with and into Axys (the "Merger"), with Axys surviving the Merger as a wholly owned subsidiary of Applera.

    As a result of the Merger, each share of Axys common stock (Nasdaq: AXPH) was converted into 0.1355 share of Applera Corporation—Celera Genomics Group common stock (NYSE: CRA).

    The Merger Agreement is incorporated by reference and included herein as Exhibit 2.1, and the Applera press release announcing the effectiveness of the Merger is incorporated by reference and included herein as Exhibit 99. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements of Business Acquired.

    Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

  (b)
  Pro Forma Financial Information.

    Financial information required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

  (c)
  Exhibits.

    The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 12, 2001 (incorporated by reference to Exhibit 2.1 to Applera Corporation's Registration Statement on Form S-4 (No. 333-64788)).
99	Press Release issued November 16, 2001 (incorporated by reference to Exhibit 99 to Applera Corporation's Form 8-K filed on November 19, 2001 (No. 1-04389)).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION
By:	/s/ Thomas P. Livingston Thomas P. Livingston Secretary

Dated: November 29, 2001

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 12, 2001 (incorporated by reference to Exhibit 2.1 to Applera Corporation's Registration Statement on Form S-4 (No. 333-64788)).
99	Press Release issued November 16, 2001 (incorporated by reference to Exhibit 99 to Applera Corporation's Form 8-K filed on November 19, 2001 (No. 1-04389)).

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX